Exhibit 10

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Utility Income Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 33-49787 of our report dated October 7, 1998 appearing in the annual report to shareholders of the Merrill Lynch Utility Income Fund, Inc. for the year ended August 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statment.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Princeton, New Jersey
October 28, 1998